                                                                     EXHIBIT 4.1

                          DEBENTURE PURCHASE AGREEMENT

     Debenture Purchase Agreement ("Agreement") dated as of October 19, 2001 by and among CONSTELLATION 3D, INC., a Delaware corporation (the "Company"), and the entities listed as Purchasers on Schedule I attached to this Agreement (each
                                     ----------
a "Purchaser" and collectively, the "Purchasers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     Whereas, the Company desires to sell and issue to the Purchasers, and the Purchasers wish to purchase from the Company, 5% Convertible Debentures due October 1, 2006 (the "Debentures"), in the aggregate principal amount of $1,000,000, containing the terms and provisions set forth in the Debentures in the form of Exhibit 1.1A attached hereto on the terms and conditions set forth herein;

     Whereas, upon the Company's fulfillment of certain conditions specified herein, the Purchasers wish to purchase from the Company, and the Company wishes to sell to the Purchasers, additional Debentures due October 1, 2006, in the form and substance of Exhibit 1.1A attached hereto, in the aggregate principal amount of $2,000,000 and with the Conversion Price of such additional Debentures being determined in accordance with the formula set forth herein;

     Whereas, the Debentures will be convertible into shares ("Common Shares") of common stock, par value $.00001 of the Company ("Common Stock"), pursuant to the terms of the Debentures, and the Purchasers will have registration rights with respect to such Common Shares and the Warrant Shares (as defined herein), pursuant to the terms of that certain Registration Rights Agreement to be entered into by the Company and the Purchasers substantially in the form of
Exhibit 5.2(e) hereto ("Registration Rights Agreement"); and

     Whereas, to induce the Purchasers to purchase the Debentures, the Company has agreed to issue to the Purchasers five-year warrants exercisable for shares of Common Stock (the "Warrant Shares") at the Initial Closing and the Additional Closing, each in the form attached hereto as Exhibit 1.1B (the "Warrants" and together with the Debentures, the "Securities").

                                    ARTICLE 1

                                   Definitions
                                   -----------

     Section 1.1 Definitions. In addition to those terms defined above and
                 -----------
elsewhere in this Agreement, for the purposes of this Agreement, the following terms, when capitalized, shall have the meanings given to them below unless the context clearly indicates otherwise:

          (a) "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (b) "Affiliate" means, with respect to any person or entity, any other person or entity which directly or indirectly controls, is controlled by, or is under common control with, such person or entity.

          (c) "Approved Markets" means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System and the Nasdaq SmallCap Market.

          (d) "Closing" means the Initial Closing or the Additional Closing, as applicable.

          (e) "Closing Date" means the Initial Closing Date or the Additional Closing Date, as applicable.

          (f) "Commitment Period" shall mean the period commencing on the date of this Agreement and expiring on the earlier of (i) five Trading Days following the date on which the Registration Statement is declared effective by the SEC and (ii) 95 calendar days following the date of this Agreement.

          (g) "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

          (h) "Disclosure Letter" means the letter delivered by the Company to the Purchasers in connection with the Company's representations and warranties contained herein.

          (i) "Effective Registration" shall mean: (i) the Company is in compliance with each of the Transaction Documents and no Event of Default, or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, shall have occurred under a Debenture; (ii) the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement) is covered by a registration statement that has been declared effective by the SEC and such registration statement is not subject to any suspension or stop orders; (iii) the resale of the Registrable Securities may be effected by the Purchasers pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) the securities are listed on an Approved Market and are not subject to any trading suspension; (v) no Interfering Event (as described in the Registration Rights Agreement) then exists; and (vi) none of the Company or any Subsidiary is subject to any bankruptcy, insolvency or similar proceeding.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (k) "Material Adverse Effect" means a material adverse effect on (i) the business, properties, prospects, assets, operations, results of operations or financial condition of the Company and its subsidiaries taken as a whole;
(ii) the ability of the Company to perform any of its obligations under the terms of the Transaction Documents; or (iii) the rights and remedies of a Purchaser under the terms of the Transaction Documents.

          (l) "SEC" means the U.S. Securities and Exchange Commission.

          (m) "SEC Documents" means all reports, schedules, forms, statements and other documents filed by the Company with the SEC pursuant to the reporting requirements of the 1933 Act and the Exchange Act, including, without limitation, all exhibits included therein and financial statements and schedules thereto and documents incorporated therein by reference.

          (n) "Subsidiary" means any entity in which the Company, directly or indirectly, owns more than 50% of the outstanding capital or holds an equity or similar interest representing at least 50% of the outstanding equity or similar interests of such entity.

          (o) "Trading Day" means (i) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (ii) if the Common Stock is not listed on either such stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported or (iii) if the foregoing provisions are inapplicable, a day on which quotations are reported by the National Quotation Bureau Incorporated.

          (p) "Transaction Documents" means collectively, this Agreement, the Disclosure Letter, the Registration Rights Agreement, the Debentures and the Warrants.

          (q) "VWAP" means the daily volume weighted average price of the Common Stock on the principal market on which it is traded between the hours of 9:30 a.m. and 4:00 p.m. on a Trading Day (as reported by Bloomberg Financial L.P. using the AQR function).

                                   ARTICLE 2

              Purchase and Sale of Debentures and Warrants
              --------------------------------------------

Section 2.1   Purchase and Sale of Initial Debentures and Initial Warrants.
              ------------------------------------------------------------

          (a) Purchase and Sale. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the principal amount of Debentures (the "Initial Debentures") and the number of Warrants (the "Initial Warrants") indicated next to such Purchaser's name in the columns titled "Principal Amount of Initial Debentures" and "Number of Initial Warrants" on Schedule I.
                                                ----------

          (b) Purchase Price. The purchase price for the Initial Debentures and the Initial Warrants to be so acquired by each of the Purchasers (the "Initial Purchase Price") shall be the amount set forth next to such Purchaser's name in the column titled "Initial Purchase Price" on Schedule I.
                                              ----------

          (c) The Initial Closing. The closing of the purchase and sale of the Initial Debentures and the Initial Warrants (the "Initial Closing") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("Purchasers' Counsel") at 10:00 a.m. local time on October 19, 2001, or at such other time and place as the Purchasers and the Company may agree. The date on which the Initial Closing occurs is referred to herein as the "Initial Closing Date."

     Section 2.2  Purchase and Sale of Additional Debentures and Additional
                  ---------------------------------------------------------
Warrants.
--------

          (a) Purchase and Sale. Upon the following terms and subject to the following conditions, including, without limitation, the Company's satisfaction of the conditions set forth in Section 2.2(c) below, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the principal amount of Debentures (the "Additional Debentures") and the number of Warrants (the "Additional Warrants") indicated next to such Purchaser's name in the columns titled "Principal Amount of Additional Debentures" and "Number of Additional Warrants" on Schedule I.
                                                   ----------

          (b) Purchase Price. The purchase price for the Additional Debentures and the Additional Warrants to be so acquired by each of the Purchasers (the "Additional Purchase Price") shall be the amount set forth next to such Purchaser's name in the column titled "Additional Purchase Price" on
Schedule I.
----------

          (c)     The Additional Closing.

          (i) If at any time during the Commitment Period, the Company obtains written binding commitments from one or more purchasers who are not related to or affiliated with the Company or the Purchasers (the "New Purchasers") to purchase Debentures in an aggregate principal amount of not less than $2,000,000 (the "New Debentures") on substantially the same terms as those on which the Purchasers are purchasing the Additional Debentures hereunder, the Company shall promptly deliver a written notice to the Purchasers certifying to such facts and providing the names and addresses of such New Purchasers, the amounts of their respective commitments, and evidence reasonably satisfactory to the Purchasers of such binding commitments (an "Additional Closing Notice"). The Additional Closing Notice shall specify a date on which a closing of the purchase and sale to the Purchasers of the Additional Debentures and Additional Warrants shall occur (the "Additional Closing Date"). Such Additional Closing Date may not be sooner than 3 Trading Days and not later than 15 Trading Days from the date of the Additional Closing Notice.

          (ii) The closing of the purchase and sale of the Additional Debentures and Additional Warrants (the "Additional Closing") shall take place at the offices of Purchasers' Counsel on the Additional Closing Date or on such other date as the Purchasers and the Company may agree.

          (iii) For the avoidance of doubt, the Purchasers shall not be obligated to purchase any Additional Debentures from the Company if the Company fails to deliver to the Purchasers a valid Additional Closing Notice prior to the expiration of the Commitment Period.

               (iv) The Conversion Price of the Additional Debentures and the Exercise Price of the Additional Warrants shall each be equal to 130% of the average of the VWAPs for the five Trading Days prior to the date of the Additional Closing.

               (d)   Closing Procedures.

               (i) On each Closing Date the Company shall deliver to each Purchaser (x) the Initial Debentures or the Additional Debentures, as applicable (with the number of and outstanding principal amount of such Debentures as requested by such Purchaser) purchased hereunder by such Purchaser at such Closing registered in the name of such Purchaser or its nominee and (y) the Initial Warrants or the Additional Warrants, as applicable, registered in the name of such Purchaser or its nominee in such denominations as reasonably requested by such Purchaser, and, subject to Section 4.4 below, such Purchaser shall deliver to the Company the Initial Purchase Price or the Additional Purchase Price, as applicable, therefor in immediately available funds to an account designated in writing by the Company. The delivery of payment by each Purchaser of its Initial Purchase Price or Additional Purchase Price, as applicable, shall constitute a payment delivered to the Company in satisfaction of such Purchaser's obligation to pay such amount hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to such Closing.

               (ii) Notwithstanding the terms of Section 2.2(d)(i) above, with respect to the Additional Closing only, if the Purchasers would be unable to fully convert the Additional Debentures to be received by them at the Additional Closing into Common Shares at the then applicable Conversion Price set forth in such Additional Debentures due to the 20% Cap (as defined in Section 4.13 herein), the principal amount of Additional Debentures to be purchased by the Purchasers at the Additional Closing shall be reduced to the extent necessary so that following the Additional Closing, the Purchasers are able to fully convert their Debentures into Common Shares at the then applicable Conversion Price without being in violation of the 20% Cap. In such event, the purchase price for the Additional Debentures shall be reduced accordingly as well.

                                   ARTICLE 3

                         Representations and Warranties
                         ------------------------------

     Section 3.1 Representations and Warranties of the Company. The Company
                 ---------------------------------------------
hereby makes the following representations and warranties to the Purchasers as of the date hereof, on the Initial Closing Date and on the Additional Closing Date (if any):

          (a)    Organization and Qualification. The Company and its
                 ------------------------------
Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted and currently contemplated. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

          (b)    Authorization; Enforcement; Compliance with Other Instruments.
                 -------------------------------------------------------------
The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and
(iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

          (c)    Capitalization. As of August 31, 2001, the authorized capital
                 --------------
stock of the Company consisted of (i) 100,000,000 shares of Common Stock, of which as of the date thereof, 46,407,887 shares are issued and outstanding, 6,671,515 shares are issuable upon exercise of outstanding stock options, whether or not currently exercisable, 2,049,794 shares are issuable upon exercise of outstanding warrants, whether or not currently exercisable, and 319,913 shares are issuable upon conversion of convertible loans. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as disclosed in the Disclosure Letter, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or are secured by any liens or encumbrances against the Company or its assets, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act, (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution, most-favored-nations or similar provisions that will be triggered by the issuance of the Securities as described in the Transaction Documents and,
(vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Purchaser true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

          (d)   No Conflicts. The execution, delivery and performance of the
                ------------
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including without limitation United States federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market System) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in the Disclosure Letter, neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of clause (z) only) may cause a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for any violations which individually or in the aggregate will not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act (or applicable "Blue Sky" laws), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

          (e)  SEC Documents; Financial Statements. Since January 12, 1999, the
               -----------------------------------
Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. The Company has delivered to each Purchaser or its representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to any Purchaser which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

          (f)  Absence of Certain Changes. Except as disclosed in the SEC
               --------------------------
Documents filed on EDGAR at least five business days prior to the date on which this representation is being made, since December 31, 2000 there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which has had or, to the knowledge of the Company or its Subsidiaries, may have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

          (g)  Absence of Litigation. There is no action, suit, proceeding,
               ---------------------
inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except as set forth in the Disclosure Letter.

          (h)  Acknowledgment Regarding Purchasers. The Company acknowledges and
               -----------------------------------
agrees that the Purchasers are acting solely in the capacity of arm's length counterparties with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchasers are not acting as financial advisors or fiduciaries of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Purchasers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the purchase and sale contemplated hereby. The Company further represents to the Purchasers that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          (i)    No Undisclosed Events, Liabilities, Developments or
                 ---------------------------------------------------
Circumstances. No event, liability, development or circumstance has occurred or
-------------
exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

          (j)    No Integrated Offering. Neither the Company, nor any of its
                 ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the transactions contemplated by the Transaction Documents to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market System, nor will the Company or any of its Subsidiaries take any action or steps that would cause the transactions contemplated by the Transaction Documents to be integrated with other offerings.

          (k)    Employee Relations. Neither the Company nor any of its
                 ------------------
Subsidiaries is involved in any material union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries believe that relations between the Company and its Subsidiaries and their respective employees are good. No executive officer (as defined in Rule 501(f) of the 1933
Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

          (l)    Intellectual Property Rights. The Company and its Subsidiaries
                 ----------------------------
own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and confidential business information, computer software, and all other proprietary or intellectual property rights, and all goodwill associated with the foregoing (collectively, "Intellectual Property") necessary or desirable to conduct their respective businesses as now conducted or currently contemplated to be conducted in the future. None of the Company's Intellectual Property rights have expired or terminated, or, except as specified on the Disclosure Letter, are expected to expire or terminate within three (3) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement, interference or misappropriation by the Company or its Subsidiaries of or with Intellectual Property or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding

Intellectual Property or other infringement, interference or misappropriation. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property. To the knowledge of the Company or its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or its Subsidiaries.

          To the extent the Company and its Subsidiaries own any Intellectual
Property: the Company and/or its Subsidiaries possess all right, title and interest in and to the item, free and clear of any lien, claim, encumbrance, license, or other restriction; the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership of the item.

          To the extent the Company and its Subsidiaries have the right to use any Intellectual Property: the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; no party to the license, sublicense, agreement or permission has repudiated any provision thereof; the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and none of the Company or its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

          To the knowledge of the Company and its Subsidiaries, none of the Company and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

          Except as disclosed in the SEC Documents, none of the Company and its Subsidiaries has any knowledge of any new products, inventions, procedures or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product, process or Intellectual Property of any of the Company or its Subsidiaries.

          (m)    Environmental Laws. The Company and its Subsidiaries (i) are in
                 ------------------
compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

          (n)    Title. The Company and its Subsidiaries have good and
                 -----
marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (o)    Insurance. The Company and each of its Subsidiaries are insured
                 ---------
by insurers of recognized financial responsibility against such losses and risks and in such amounts as reasonably prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business, operations or prospects of the Company and its Subsidiaries taken as a whole.

          (p)    Regulatory Permits. The Company and its Subsidiaries possess
                 ------------------
all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          (q)    Internal Accounting Controls. The Company and each of its
                 ----------------------------
Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (r)    Foreign Corrupt Practices Act. Neither the Company, nor any
                 -----------------------------
director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

          (s)    Tax Status. The Company and each of its Subsidiaries has made
                 ----------
or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

          (t)    Certain Transactions. Except as set forth in the SEC Documents
                 --------------------
filed on EDGAR at least five business days prior to the date on which this representation is being made and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (u)    Application of Takeover Protections. The Company and its board
                 -----------------------------------
of directors have taken all necessary action, if any, in order to render inapplicable any anti-takeover provisions under applicable Delaware law or contained in the Company's Certificate of Incorporation or otherwise which is or could become applicable to a Purchaser as a result of the transactions contemplated by the Transaction Documents.

          (v)    Rights Plan. Neither the Company nor any of its Subsidiaries
                 -----------
has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company confirms that no provision of such a plan will, under any present or future circumstances, delay, prevent or interfere with the performance of any of the Company's obligations under the Transaction Documents and such plan will not be "triggered" by such performance.

          (w)    Brokers. The Company has taken no action which would give rise
                 -------
to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Purchasers relating to the transactions contemplated by the Transaction Documents.

          (x)    Solvency.
                 --------

          (i) Based on the financial condition of the Company as of the applicable Closing Date both before and after giving effect to the transactions contemplated by the Transaction Documents, the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including contingent liabilities) as they mature.

          (ii) Based on the financial condition of the Company as of the applicable Closing Date both before and after giving effect to the transactions contemplated by the Transaction Documents, the Company's assets do not constitute unreasonably small capital to carry out its business as now conducted and as proposed to be conducted including the Company's capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

          (iii) The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Based on the financial condition of the Company as of the applicable Closing Date both before and after giving effect to the transactions contemplated by the Transaction Documents, the current cash flow of the Company, together with the proceeds the Company received from such transactions, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

          (iv) The Company does not intend, and does not believe, that final judgments against the Company in actions for money damages will be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The Company's cash flow, after taking into account all other anticipated uses of the cash (including the payments on or in respect of debt referred to in paragraph (iii) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

          (v) Neither the Company nor any of its Subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

     Section 3.2 Representations and Warranties of the Purchasers. Each of the
                 ------------------------------------------------
Purchasers, severally and not jointly, hereby makes the following representations and warranties, as to itself only, to the Company as of the date hereof, on the Initial Closing Date and on the Additional Closing Date (if any):

          (a)    Authorization; Enforcement. (i) Such Purchaser has the
                 --------------------------
requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Debentures and to acquire the Warrants being sold to it hereunder, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

          (b)    No Conflicts. The execution, delivery and performance of this
                 ------------
Agreement and the Registration Rights Agreement and the performance under the Debentures and Warrants and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Purchaser's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Purchaser is a party, or
(iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser. Such Purchaser is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement, the Registration Rights Agreement, the Warrants or the Debentures.

          (c)    Purchase Representations.
                 ------------------------

          (i) Access to Information. Such Purchaser acknowledges that the Company has made available to such Purchaser the opportunity to examine such documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which such Purchaser considers relevant or appropriate in connection with entering into this Agreement.

          (ii) Risks of Purchase. Such Purchaser acknowledges that the Debentures have not been registered under the 1933 Act. Such Purchaser is familiar with the provisions of Rule 144 promulgated under the 1933 Act and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the 1933 Act or some other exemption from the registration requirements of the 1933 Act will be required in order to dispose of the Debentures, and that such Purchaser may be required to hold its Debentures received under this Agreement for a significant period of time prior to reselling them, subject to the Company successfully registering the Common Shares pursuant to the Registration Rights Agreement. Such Purchaser is capable of assessing the risks of an investment in the Debentures and is fully aware of the economic risks thereof.

          (iii) Purchase Representation. Such Purchaser is purchasing the Debentures and the Warrants for its own account and not with a view to distribution in violation of any securities laws.

          (iv) Ability to Bear Economic Risk. Such Purchaser is an "accredited" investor within the meaning of Regulation D under the 1933 Act, and that it (i) is able to bear the economic risk of its investment in the Debentures, (ii) is able to hold the Debentures for an indefinite period of time, (iii) can afford a complete loss of its investment in the Debentures and (iv) has adequate means of providing for its current needs.

          (v) No Public Solicitation. At no time was such Purchaser presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance of the Securities.

                                    ARTICLE 4

                                    Covenants
                                    ---------

     Section 4.1 Registration and Listing. So long as the Debentures or the
                 ------------------------
Warrants are outstanding, the Company will cause the Common Stock issuable upon the exercise of the Securities to continue at all times to be registered under
Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend such reporting and filing obligations. Until such time as no Debentures or Warrants are outstanding, the Company shall continue the listing or trading of the Common Stock on the Nasdaq National Market System or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of each Approved Market on which the Common Stock is listed, quoted or traded. The Company shall cause the Common Stock to be included for quotation on the Nasdaq National Market System no later than the registration of the Common Stock under the 1933 Act, and at all times shall continue such listing(s) on one of the Approved Markets.

     Section 4.2 Debentures on Conversion and Warrants on Exercise.
                 -------------------------------------------------

          (a) Upon any conversion by a Purchaser (or then holder of Debentures) of the Debentures pursuant to the terms thereof, the Company shall issue and deliver to such Purchaser (or holder) within three (3) Trading Days of the Conversion Date (as defined in the Debenture), a new certificate or certificates for the principal amount of Debentures which such Purchaser (or holder) has not yet elected to convert but which is evidenced in part by the certificate(s) submitted to the Company in connection with such conversion (with the number of and denomination of such new certificate(s) designated by such Purchaser or holder).

          (b) Upon any partial exercise by a Purchaser (or then holder) of a Warrant, the Company shall issue and deliver to such Purchaser (or holder) within three (3) Trading Days of the date on which such Warrant is exercised, a new Warrant or Warrants representing the adjusted number of Warrant Shares, in accordance with the terms of the Warrants.

     Section 4.3 Replacement Debentures and Warrants.
                 -----------------------------------

          (a) The certificate(s) representing the Debentures held by a Purchaser (or then holder) may be exchanged by such Purchaser (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Debentures, as requested by such Purchaser (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

          (b) The Warrants will be exchangeable at the option of a Purchaser (or then holder of the Warrants) at the office of the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Warrant Shares as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

     Section 4.4 Expenses. The Company shall pay in immediately available funds,
                 --------
at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and attorneys' fees and expenses of Purchasers' Counsel, incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and the related agreements and documents and the transactions contemplated hereunder and thereunder up to a maximum of $25,000. At the Initial Closing, the Company shall pay the amount estimated to be due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, the Company shall promptly pay such deficiency upon receipt of an invoice regarding same. In lieu thereof, one or more of the Purchasers may pay such amounts due to Purchasers' Counsel, with the amount of such payments being credited towards the payment of the Purchase Price by such Purchasers.

     Section 4.5 Securities Compliance. The Company shall notify the SEC and the
                 ---------------------
Nasdaq National Market System, in accordance with their respective requirements, of the transactions contemplated by the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Debentures hereunder, the Common Shares issuable upon conversion thereof, the Warrants and the Warrant Shares issuable upon exercise of the Warrants.

     Section 4.6 Dividends or Distributions; Purchases of Equity Securities. So
                 ----------------------------------------------------------
long as any Debentures or Warrants remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock, or (b) purchase or otherwise acquire for value, directly or indirectly, any shares of Common Stock or other equity security of the Company.

     Section 4.7  Notices. The Company agrees to provide all holders of
                  -------
Debentures and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

     Section 4.8  Use of Proceeds. The Company agrees that the proceeds received
                  ---------------
by the Company from the sale of the Debentures hereunder shall be used for working capital purposes.

     Section 4.9  Reservation of Common Stock. The Company shall at all times
                  ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures and the full exercise of the Warrants and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Debentures and the full exercise of the Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Debentures and the exercise of the Warrants such number of authorized but unissued shares of Common Stock that is at least equal to 150% of the aggregate shares issuable upon conversion of Debentures, and 150% of the aggregate shares issuable on exercise of Warrants, which number may be reduced by the number of Common Shares or Warrant Shares actually delivered pursuant to conversion of Debentures or exercise of the Warrants and shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If the Company falls below the reserves specified in the immediately preceding sentence and does not cure such non-compliance within 30 days of its start, then the Purchasers will be entitled to the discount adjustments specified in the Registration Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding Debentures or the full exercise of the Warrants, the Purchasers shall be entitled to, inter alia, the premium price redemption rights provided in the Registration Rights Agreement.

     Section 4.10 Best Efforts. The parties shall use their best efforts to
                  ------------
satisfy timely each of the conditions described in Article V of this Agreement.

     Section 4.11 Form D; Blue Sky Laws. The Company agrees to file a Form D
                  ---------------------
with respect to the Debentures, Warrants, Common Shares and Warrant Shares, as required under Regulation D and to provide a copy thereof to each of the Purchasers promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Debentures, Warrants, Common Shares and

Warrant Shares for sale to the Purchasers at the related Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to such Closing Date.

     Section 4.12 Limitation on Indebtedness. Until such time as no Debentures
                  --------------------------
shall remain outstanding, the Company agrees that neither the Company nor any Subsidiary shall create, incur, assume, guarantee, secure or in any manner become liable in respect of any indebtedness, or suffer to exist any indebtedness other than indebtedness that is expressly subordinated to the Debentures pursuant to a subordination agreement reasonably acceptable to the Purchasers.

     Section 4.13 20% Cap. The Purchasers shall, in the aggregate, be entitled
                  -------
to convert Debentures into a total of number of Common Shares equal to 19.99% of the Common Stock issued and outstanding on the date hereof, which number shall be subject to readjustment for any stock split, stock dividend or reclassification of the Common Stock (the "20% Cap"). Each Purchaser shall be entitled to convert that amount of its Debentures into no more than such total amount of Debentures equal to such Purchaser's pro rata share of the 20% Cap. If a Purchaser has converted all of its Debentures but has not depleted the total number of pro rata shares allocated to it, its remaining shares shall be reallocated amongst the Purchasers still holding Debentures on a pro rata basis. Once a Purchaser has reached the 20% Cap upon conversion of its Debentures, it may require that the Company redeem its remaining Debentures at a price equal to the greater of (a) the Conversion Amount (as defined in the Debenture) and (b) the product of (i) the number of Common Shares into which such Purchaser's remaining Debentures would be convertible but for the 20% Cap and (ii) the higher of (A) the Market Price (as defined in the Debenture) for the Common Stock on the date on which such redemption right is triggered, and (B) the highest Market Price for the Common Stock during the period commencing on the date on which such redemption right is exercised by such Purchaser and ending on (and including) the date on which the Company pays such redemption price to such Purchaser. The restrictions and redemption obligations set forth in this Section shall cease to apply if (a) the Company obtains written shareholder approval to issue Common Shares in excess of the 20% Cap pursuant to the rules of the Nasdaq National Market System or (b) the Company provides the Purchaser with irrevocable written notice, based upon the advice of its counsel, that any such issuance of Common Shares upon conversion of the Debentures is not subject to the 20% Cap pursuant to the rules of the Nasdaq National Market System applicable to the Company. The Company will use its best efforts promptly to obtain either the shareholder approval or the irrevocable notice described in the preceding sentence and to provide the Purchasers with a copy of same, and without limiting the foregoing, the Company shall solicit the aforementioned shareholder approval at the next shareholders meeting (for whatever purpose it may be called) which, in any event, shall not be later than January 31, 2002 in which the Company will solicit the aforementioned shareholder approval, will solicit proxies in favor of issuing Common Shares in excess of the 20% Cap and will use its best efforts to have all affiliates of the Company which own or control shares of Common Stock to vote their shares in favor of such resolution.

     Section 4.14 Rule 144. With a view to making available to the Purchasers
                  --------
the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees, until such time as all of the Registrable Securities may be freely sold to the public under Rule 144(k) (or any successor thereto), to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company's other obligations under this Agreement and the filing of such reports and other documents is required for the applicable provisions of Rule 144); and

          (c) furnish to each Purchaser so long as such Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchasers (or then holders of Registrable Securities) to sell such securities publicly pursuant to Rule 144 without registration.

                                   ARTICLE 5

                             Conditions to Closings
                             ----------------------

     Section 5.1 Conditions Precedent to the Obligation of the Company to Sell
                 -------------------------------------------------------------
the Debentures. The obligation hereunder of the Company to issue and/or sell
--------------
Debentures to the Purchasers at a Closing is subject to the satisfaction, at or before such Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a)    Accuracy of the Purchasers' Representations and Warranties. The
                 ----------------------------------------------------------
representations and warranties of the Purchasers will be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties which speak as of an earlier date, which will be true and correct in all material respects as of such date).

          (b)    Performance by the Purchasers. The Purchasers shall have
                 -----------------------------
performed all agreements and satisfied all conditions required to be performed or satisfied by them at or prior to such Closing.

          (c)    No Injunction. No statute, rule, regulation, executive order,
                 -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

     Section 5.2 Conditions Precedent to the Obligation of the Purchasers to
                 -----------------------------------------------------------
Purchase the Debentures. The obligation hereunder of the Purchasers to acquire
-----------------------
and pay for the Debentures at
a Closing is subject to the satisfaction, at or before such Closing, of each of the conditions set forth below. These conditions are for the Purchasers' benefit and may be waived by a Purchaser (with respect to itself only) at any time in its sole discretion.

          (a) Accuracy of the Company's Representations and Warranties. The
              --------------------------------------------------------
representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties which speak as of an earlier date, which shall be true and correct in all material respects as of such date).

          (b) Performance by the Company. The Company shall have performed all
              --------------------------
agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to such Closing.

          (c) No Injunction. No statute, rule, regulation, executive, judicial
              -------------
or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

          (d) Opinion of Counsel. At the applicable Closing, the Purchasers
              ------------------
shall have received: an opinion of the outside counsel of the Company in the form attached hereto as Exhibit 5.2(d), and such other opinions, certificates and documents as the Purchasers shall reasonably require incident to such Closing.

          (e) Registration Rights Agreement. The Company shall have executed and
              -----------------------------
delivered the Registration Rights Agreement in the form and substance of Exhibit 5.2(e) attached hereto.

          (f) No Adverse Changes. No event which had or is likely to have, in
              ------------------
the reasonable judgment of each of the Purchasers, a Material Adverse Effect shall have occurred since the date of which this Agreement was executed by such Purchaser.

          (g) Officer's Certificate. The Company shall have delivered to the
              ---------------------
Purchasers a certificate in form and substance satisfactory to each of the Purchasers, executed by the Chief Executive Officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-laws, good standing and authorizing resolutions of the Company.

          (h) Debentures and Warrants. The Purchasers shall have received
              -----------------------
certificates representing the Debentures and Warrants in the form and substance of Exhibit 1.1A and Exhibit 1.1B hereto.

          (i) New Purchasers. With respect to the Additional Closing only, the
              --------------
Company shall have previously closed or shall close simultaneously with the Additional Closing, the sale of not less than $2,000,000 in principal amount of New Debentures to the New Purchasers, for a purchase price of not less than $2,000,000, on substantially the same terms as those on which the Purchasers are purchasing the Additional Debentures pursuant to this Agreement.

                                   ARTICLE 6

                                Legend and Stock
                                ----------------

     The Company will issue one or more certificates representing the Debentures and the Warrants in the name of each of the Purchasers and in such denominations to be specified by a Purchaser prior to (or from time to time subsequent to) a Closing. Each certificate representing the Debentures and the Warrants and any shares of Common Stock issued upon conversion or exercise thereof initially shall be stamped or otherwise imprinted with a legend substantially in the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE TRANSFERRED OR OTHERWISE SOLD OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAIALBLE.

     The Company agrees to reissue Debentures and Warrants without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of the Common Stock issuable upon conversion or exercise thereof pursuant to Rule 144, or (ii) such Debentures and/or Warrants are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares of Common Stock publicly without registration under the 1933 Act.

     Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Debentures or Warrant Shares issued upon exercise of the Warrants shall bear a legend in the same form as the legend indicated above. Upon the earlier of (i) such Registration Statement becoming effective and (ii) the time at which a Purchaser is able to sell such Common Shares or Warrant Shares publicly pursuant to Rule 144, the Company agrees to promptly, but no later than three (3) Trading Days thereafter, issue new certificates representing such Common Shares and Warrant Shares without any legend or stop transfer restrictions. Any Common Shares issued pursuant to conversion of Debentures or Warrant Shares issued upon exercise of the Warrants after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding anything herein to the contrary, the Common Shares and the Warrant Shares may be pledged pursuant to a bona fide margin account or lending arrangement.

                                   ARTICLE 7

                                  Miscellaneous
                                  -------------

     Section 7.1 Stamp Taxes. The Company shall pay all stamp and other taxes
                 -----------
and duties levied in connection with the issuance of the Debentures and Warrants pursuant hereto, the

Common Shares issued upon conversion of the Debentures, and the Warrant Shares issued upon exercise of the Warrants.

     Section 7.2 Specific Performance; Consent to Jurisdiction; Jury Trial.
                 ---------------------------------------------------------

          (a) The Company and each of the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) THE COMPANY AND EACH OF THE PURCHASERS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND EACH OF THE PURCHASERS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

          (c) THE COMPANY AND EACH OF THE PURCHASERS HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

     Section 7.3 Entire Agreement; Amendment. This Agreement, together with the
                 ---------------------------
Registration Rights Agreement, the Warrants, the Debentures and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 7.4 Notices. Any notice or other communication required or
                 -------
permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

          to the Company:

                     Constellation 3D, Inc.
                     805 Third Avenue, 14th Floor
                     New York, New York 10022
                     Telephone: 212-308-3572
                     Facsimile: 212-308-3573
                     Attention: Craig Weiner, Esq.

                 with copy to:

                     Baker & McKenzie
                     1200 Brickell Avenue, 19th Floor
                     Miami, Florida  33131
                     Telephone: 305-789-8999
                     Facsimile: 305-789-8953
                     Attention: Roy J. Larson, Esq.

          to the Purchasers:

                     To each of the Purchasers at the address and/or fax number set forth on Schedule I of this Agreement.
                                  ----------

                 with copy to:

                     Kleinberg, Kaplan, Wolff & Cohen, P.C.
                     551 Fifth Avenue, 18th Floor
                     New York, New York 10176
                     Attention: Stephen M. Schultz
                     Telephone: 212-986-6000
                     Facsimile: 212-986-8866

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

     Section 7.5 Indemnification. In consideration of the Purchasers' execution
                 ---------------
and delivery of this Agreement and the Registration Rights Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchasers and all of their partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, and (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of the Purchaser or holder of the Securities as investors in the Company, and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

     Section 7.6 Waivers. No waiver by any party of any default with respect to
                 -------
any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 7.7 Headings. The headings herein are for convenience only, do not
                 --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 7.8 Successors and Assigns. Except as otherwise provided herein,
                 ----------------------
this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Purchasers (which consent may be withheld for any reason in their sole discretion), except that the Company may assign this Agreement in connection with the sale of all or substantially all of its assets provided that the Company is not released from any of its obligations hereunder, such assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in the Transaction Documents is made, in form and substance satisfactory to the Purchasers, to place the Purchasers in the same position as they would have been but for such assignment, in accordance with the terms thereof. A Purchaser may assign some or all of its rights hereunder without the consent of the Company in connection with any sale or transfer of all or any portion of the Securities, Common Shares or Warrant Shares held by such Purchaser.

     Section 7.9 No Third Party Beneficiaries. This Agreement is intended for
                 ----------------------------
the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
                  -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     Section 7.11 Survival. The representations and warranties and the
                  --------
agreements and covenants of the Company and the Purchasers contained herein shall survive the Initial Closing and the Additional Closing.

     Section 7.12 Execution. This Agreement may be executed in two or more
                  ----------
counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

     Section 7.13 Publicity. The Company agrees that it will not disclose, and
                  ---------
will not include in any public announcement, the name of any Purchaser without the express written agreement of such Purchaser, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith to the Purchaser and any public announcement including the name of the Purchaser to such Purchaser, reasonably in advance of the release of such announcements.

     Section 7.14 Severability. If one or more provisions of this Agreement are
                  ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     Section 7.15 Like Treatment of Holders; Redemption. Neither the Company nor
                  -------------------------------------
any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or conversion of Debentures or exercise of the Warrants, or otherwise, to any holder of Debentures or Warrants, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of any of the Transaction Documents, unless such consideration is required to be paid to all holders of Debentures and Warrants bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Debentures or Warrants for redemption, conversion or exercise. The Company shall not, directly or indirectly, redeem any Debentures unless such offer of redemption is made pro rata to all holders of Debentures on identical terms. Any amendments to the terms of this Agreement may be effected if consented to by a majority in principal amount of the Debentures.

     Section 7.16 No Strict Construction. The language used in this Agreement
                  ----------------------
will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     Section 7.17 Press Release; Form 8-K. Within one Trading Day following each
                  -----------------------
of (i) the execution of this Agreement and (ii) the Additional Closing, the Company shall publicly issue a press release in the form and substance of Exhibit 7.17 hereto, and as soon as reasonably practicable thereafter, the Company shall file with the SEC a Current Report on Form 8-K describing the transactions contemplated by the Transaction Documents or the transactions consummated at the Additional Closing, as applicable, each in a form and substance reasonably satisfactory to the Purchasers.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               COMPANY:

                               CONSTELLATION 3D, INC.


                               By:  /s/ Leonardo Berezowsky
                                   ---------------------------
                               Name:
                               Title: Chief Financial Officer

                               PURCHASER:

                               DEAM CONVERTIBLE ARBITRAGE FUND LTD.
                               By: The Palladin Group, L.P., as Attorney-in-Fact


                               By:  /s/ The Palladin Group, L.P.
                                   -----------------------------
                               Name:
                               Title:




     [Signature page to Constellation 3D, Inc. Debenture Purchase Agreement]

                             EXHIBITS AND SCHEDULES
                             ----------------------

Schedule I                   List of Purchasers

Exhibit 1.1A                 Form of Debenture

Exhibit 1.1B                 Form of Warrant

Exhibit 5.2(d)               Opinion of Company Counsel

Exhibit 5.2(e)               Registration Rights Agreement

Exhibit 7.17                 Form of Press Release

Disclosure Letter

                                   SCHEDULE I
                                   ----------

                                        Principal       Number                    Principal
Purchaser                               Amount of         of          Initial     Amount of       Number of      Additional
---------
                                         Initial       Initial       Purchase     Additional      Additional      Purchase
                                        Debentures     Warrants        Price      Debentures       Warrants         Price
                                        ----------     --------        -----      ----------       --------         -----
DeAM Convertible Arbitrage Fund Ltd.    $1,000,000     458,113      $1,000,000    $2,000,000    .3(2,000,000/   $2,000,000
c/o The Palladin Group, L.P.                                                                      average of
195 Maplewood Avenue                                                                            the VWAPs for
Maplewood, New Jersey 07040                                                                       5 Trading
Attn: Robert Chender                                                                            Days prior to
Tel: 973-313-6424                                                                                 Additional
Fax: 973-313-6491                                                                                  Closing)
